UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2018

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2018, OncoSec Medical Incorporated (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, 13,333,334 shares of its common stock, par value $0.0001 per share, at a purchase price of $1.50 per share, less underwriting discounts and commissions (the “Shares”). In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 2,000,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The transactions contemplated by the Purchase Agreement are expected to close on February 5, 2018, subject to customary closing conditions. A copy of the Purchase Agreement is being attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Piper Jaffray & Co. is acting as lead book-running manager for the offering. Cantor Fitzgerald & Co. is also acting as a book runner.

H.C. Wainwright & Co., LLC, Joseph Gunnar & Co., LLC and Maxim Group, LLC are acting as financial advisors for the offering.

The net proceeds to the Company are expected to be approximately $17.9 million, assuming no exercise of the option to purchase additional Shares and after deducting underwriting discounts and commission and estimated expenses payable by the Company associated with this offering.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

McDonald Carano LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement, dated February 1, 2018, between OncoSec Medical Incorporated and Piper Jaffray & Co., as representatives of the several underwriters named therein.
5.1	Opinion of McDonald Carano LLP.
23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: February 2, 2018	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer